UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Bridger Aerospace Group Holdings, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 5, 2025
Notice is hereby given that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Bridger Aerospace Group Holdings, Inc., a Delaware corporation (“Bridger,” “we,” or “our”), will be held on June 5, 2025, at 10:00 a.m. Mountain Time as a virtual meeting, to consider the following matters, as more fully described in the enclosed proxy statement:
•
to elect the two Class III director nominees named in this proxy statement to serve until the 2028 Annual Meeting of Stockholders and until his or her respective successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal;

•	to ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
•	to consider and transact other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Only stockholders of record at the close of business on April 24, 2025 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.
To attend the Annual Meeting, examine our list of stockholders, vote and submit your questions during the Annual Meeting, go to www.virtualshareholdermeeting.com/BAER2025. You will log into the Annual Meeting by entering your unique 16-digit control number found on your proxy card or voting instruction form. Prior to the Annual Meeting, you will be able to vote at www.proxyvote.com and by the other methods described in the enclosed proxy statement.
YOUR VOTE IS IMPORTANT
You may cast your vote over the Internet, by telephone or by completing and mailing a proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares electronically during the Annual Meeting. Proxies forwarded by or for banks, brokers or other nominees should be returned as requested by them. We encourage you to vote promptly to ensure your vote is represented at the Annual Meeting, regardless of whether you plan to attend the Annual Meeting.
You can find detailed information regarding voting in the sections entitled “General Information” and “Questions and Answers” on the pages immediately following the table of contents of the accompanying proxy statement.
By order of the Board of Directors,

James Muchmore
Chief Legal Officer and Executive Vice President
Belgrade, Montana
April 29, 2025

GENERAL INFORMATION	1
QUESTIONS AND ANSWERS	2
PROPOSAL 1: ELECTION OF THE CLASS III DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT	6
PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025	11
CORPORATE GOVERNANCE	13
EXECUTIVE OFFICERS	19
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	20
EXECUTIVE AND DIRECTOR COMPENSATION	24
EQUITY COMPENSATION PLAN INFORMATION	29
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	30
STOCKHOLDER NOMINATIONS AND PROPOSALS	33
OTHER MATTERS	33

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

90 Aviation Lane, Belgrade,
Montana 59714

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5, 2025

PROXY STATEMENT

* * * * * * * * *
GENERAL INFORMATION
This proxy statement is furnished to stockholders of Bridger Aerospace Group Holdings, Inc., a Delaware corporation (“Bridger,” the “Company,” “we,” “us,” or “our”), in connection with the solicitation of proxies by the board of directors of the Company (the “Board” or the “Board of Directors”) for use at our 2025 Annual Meeting of Stockholders to be held on June 5, 2025 (the “Annual Meeting”), and at any adjournment or postponement thereof. The Annual Meeting will be held at 10:00 a.m. Mountain Time as a virtual meeting. This proxy statement, the enclosed proxy and our annual report are first being mailed to stockholders on or about April 29, 2025.
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. Because we are an emerging growth company, we are not required to include a Compensation Discussion and Analysis section in this proxy statement and have elected to comply with the scaled-down executive compensation disclosure requirements applicable to emerging growth companies. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which votes must be conducted.
The Annual Meeting will be held entirely online via a live webcast. The virtual Annual Meeting will allow for greater participation by all of our stockholders, regardless of their geographic location. To attend the Annual Meeting, examine our list of stockholders, vote and submit your questions during the Annual Meeting, go to www.virtualshareholdermeeting.com/BAER2025. You will log into the Annual Meeting by entering your unique 16-digit control number found on your proxy card or voting instruction form. Prior to the Annual Meeting, you will be able to vote at www.proxyvote.com and by the other methods described in this proxy statement. We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders.

QUESTIONS AND ANSWERS
Why am I receiving these materials?
We are distributing our proxy materials because our Board is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes the information you need to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.
What proposals will be voted on at the Annual Meeting?
Stockholders will vote on two proposals at the Annual Meeting:
•
to elect the two Class III director nominees named in this proxy statement to serve until the 2028 Annual Meeting of Stockholders and until his or her respective successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal (“Proposal 1”); and

•	to ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (“Proposal 2”).
We will also consider other business, if any, that properly comes before the Annual Meeting.
What happens if other business not discussed in this proxy statement comes before the meeting?
The Company does not know of any business to be presented at the Annual Meeting other than the proposals discussed in this proxy statement. If other business comes before the meeting and is proper under our Amended and Restated Certificate of Incorporation (our “Charter”), our Amended and Restated Bylaws (our “Bylaws”), and Delaware law, the Company’s Chief Financial Officer and Chief Legal Officer and Executive Vice President, as proxy holders, will use their discretion in casting all of the votes that they are entitled to cast.
How does the Board recommend that stockholders vote on the proposals?
Our Board recommends that stockholders vote “FOR” the election of the Class III director nominees named in this proxy statement and “FOR” the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
Who is entitled to vote?
The record date for the Annual Meeting is the close of business on April 24, 2025. As of the record date, 54,742,646 shares of common stock, par value $0.0001 per share (“Common Stock”), were outstanding. Only holders of record of our Common Stock as of the record date will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of our Common Stock held by such stockholder on the record date.
What do I need for admission to the Annual Meeting?
The Annual Meeting will be held entirely online via a live webcast. The virtual Annual Meeting will also allow for greater participation by all of our stockholders, regardless of their geographic location.
If you are a registered stockholder or beneficial owner of Common Stock holding shares at the close of business on the record date, you may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/BAER2025 and logging in by entering the 16-digit control number found on your proxy card or voter instruction form. If you lost your 16-digit control number or are not a stockholder, you will be able to attend the meeting by visiting www.virtualshareholdermeeting.com/BAER2025 and registering as a guest. If you enter the meeting as a guest, you will not be able to vote your shares, examine our list of stockholders or submit questions during the meeting.
You may log into the virtual annual meeting beginning at 9:45 a.m. Mountain Time on June 5, 2025 and the Annual Meeting will begin promptly at 10:00 a.m. Mountain Time. If you experience any technical difficulties during the meeting, a toll-free number will be available on our virtual stockholder login site for assistance.
How can I vote my shares without attending the Annual Meeting?
If you are a holder of record of shares of Common Stock of the Company, you may direct your vote without attending the Annual Meeting by following the instructions on the proxy card to vote by Internet or by telephone, or by signing, dating and mailing a proxy card.

If you hold your shares in street name via a broker, bank or other nominee, you may direct your vote without attending the Annual Meeting by signing, dating and mailing your voting instruction card. Internet or telephonic voting may also be available. Please see your voting instruction card provided by your broker, bank or other nominee for further details.
Can I change my vote or revoke my proxy?
You may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:
•	delivering to the attention of the Chief Legal Officer and Executive Vice President at the address on the first page of this proxy statement a written notice of revocation of your proxy;
•	delivering to us an authorized proxy bearing a later date (including a proxy over the Internet or by telephone); or
•	attending the Annual Meeting and voting at the Annual Meeting. Attendance at the Annual Meeting will not, by itself, revoke a proxy.
If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend and vote at the Annual Meeting, your vote at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your bank, broker or other nominee).
What is a broker non-vote?
Brokers, banks or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain “routine” matters even if they do not receive timely voting instructions from the beneficial owner. With respect to “non-routine” matters, the broker, bank or other nominee is not permitted to vote shares for a beneficial owner without timely received voting instructions. The only routine matter to be presented at the Annual Meeting is the proposal to ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 2). Proposal 1 is a non-routine matter.
A broker non-vote occurs when a broker, bank or other nominee does not vote on a non-routine matter because the beneficial owner of such shares has not provided voting instructions with regard to such matter. If a broker, bank or other nominee exercise their discretionary voting authority on Proposal 2, such shares will be considered present at the Annual Meeting for quorum purposes and broker non-votes will occur as to Proposal 1, or any other non-routine matters that are properly presented at the Annual Meeting. Broker non-votes will have no impact on the voting results.
What constitutes a quorum?
The presence at the Annual Meeting, either in person or by proxy, of holders of a majority of the aggregate number of shares of our issued and outstanding Common Stock entitled to vote thereat as of the record date shall constitute a quorum for the transaction of business at the Annual Meeting. Certain shares of Common Stock received by Jack Creek Investment Corp.’s (“JCIC”) sponsor as merger consideration in connection with the business combination that created the Company in January 2023 (the “Business Combination”) are subject to potential forfeiture (the “Earnout Shares”), and the Earnout Shares will be counted for the purpose of determining the presence of a quorum and holders thereof will be entitled to vote their Earnout Shares at the Annual Meeting. “Withhold” votes, abstentions and broker non-votes will be counted as present for the purpose of determining whether a quorum is present at the Annual Meeting.
What vote is required to approve each matter to be considered at the Annual Meeting?
PROPOSAL 1: ELECTION OF THE CLASS III DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT
Our Bylaws provide for a plurality voting standard for the election of directors. This means that the director nominee with the most votes for a particular seat is elected for that seat. A “withhold” vote or a broker non-vote on Proposal 1 will not have any effect on the election of a director.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025
The affirmative vote of the majority of our shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of Proposal 2. An abstention on Proposal 2 will have the same effect as a vote “AGAINST” Proposal 2. Brokers will have discretionary authority to vote on this proposal. Accordingly, there will not be any broker non-votes on Proposal 2.
What is the deadline for submitting a proxy?
To ensure that proxies are received in time to be counted prior to the Annual Meeting, proxies submitted by Internet or by telephone should be received by 11:59 p.m. Eastern Time on the day before the Annual Meeting, and proxies submitted by mail should be received by the close of business on the day prior to the date of the Annual Meeting.
What does it mean if I receive more than one proxy card?
If you hold your shares in more than one account, you will receive a proxy card for each account. To ensure that all of your shares are voted, please complete, sign, date and return a proxy card for each account or use the proxy card for each account to vote by Internet or by telephone. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you vote every proxy card that you receive.
How will my shares be voted if I return a blank proxy card or a blank voting instruction card?
If you are a holder of record of our Common Stock and you sign and return a proxy card or otherwise submit a proxy without giving specific voting instructions, your shares will be voted:
•	“FOR” the election of each director nominee named in this proxy statement; and
•	“FOR” the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
If you hold your shares in street name via a broker, bank or other nominee and do not provide the broker, bank or other nominee with voting instructions (including by signing and returning a blank voting instruction card), your shares:
•	will be counted as present for purposes of establishing a quorum;
•
will be voted in accordance with the broker’s, bank’s or other nominee’s discretion on “routine” matters, which includes only the proposal to ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 2); and

•
will not be counted in connection with the election of the Class III director nominees named in this proxy statement (Proposal 1) or any other non-routine matters that are properly presented at the Annual Meeting. For each of these proposals, your shares will be treated as “broker non-votes.” A broker non-vote will have no impact on voting results.

Our Board knows of no matter to be presented at the Annual Meeting other than Proposals 1 and 2. If any other matters properly come before the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by us will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.
Mailing of Proxy Statement and Annual Report
This proxy statement, the enclosed proxy and our annual report were first mailed on or about April 29, 2025 to stockholders of record on April 24, 2025.
Who is making this solicitation and who will pay the expenses?
This proxy solicitation is being made on behalf of our Board. All expenses of the solicitation, including the cost of preparing and mailing this proxy statement, will be borne by the Company.

Will a stockholder list be available for inspection?
A list of stockholders entitled to vote at the Annual Meeting will be available on the Annual Meeting web portal and, for 10 days prior to the Annual Meeting, at Bridger Aerospace Group Holdings, Inc., 90 Aviation Lane, Belgrade, Montana 59714, between the hours of 9:00 a.m. and 5:00 p.m. Mountain Time. The stockholder list will also be available to stockholders of record for examination during the Annual Meeting at www.virtualshareholdermeeting.com/BAER2025. You will need the control number included on your proxy card or voting instruction form, or otherwise provided by your bank, broker or other nominee.
What is “householding” and how does it affect me?
We have adopted a procedure approved by the SEC, called “householding.” Under this procedure, we send only one Notice of the Annual Meeting, one proxy statement and one annual report to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to eliminate duplicate mailings, conserve natural resources and reduce our printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards.
If you share an address with another stockholder and receive only one set of proxy materials but would like to request a separate copy of these materials, please contact our mailing agent, Broadridge Financial Solutions, Inc., by calling (866) 540-7095 or writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717 and an additional copy of proxy materials will be promptly delivered to you. Similarly, if you receive multiple copies of the proxy materials and would prefer to receive a single copy in the future, you may also contact Broadridge Financial Solutions, Inc. at the above telephone number or address. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures.
How can I find out the results of the voting at the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting.
Whom can I contact for further information?
If you would like additional copies, without charge, of this proxy statement or other proxy materials, including our Form 10-K, or if you have questions about the Annual Meeting, the proposals, or the procedures for voting your shares, you should contact our Chief Legal Officer and Executive Vice President at Bridger Aerospace Group Holdings, Inc., 90 Aviation Lane, Belgrade, Montana 59714, or by telephone at (406) 813-0079.

PROPOSAL 1: ELECTION OF THE CLASS III DIRECTOR NOMINEES NAMED IN
THIS PROXY STATEMENT
General
Our Board currently consists of nine directors, which are divided into three classes with staggered, three-year terms.
At the Annual Meeting, our stockholders will elect two Class III directors, whose terms will expire at the Annual Meeting of Stockholders to be held in 2028. Each of our other current directors will continue to serve as a director until the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.
Our Board of Directors nominated Mr. Jeffrey Kelter and Ms. Meghan Pasricha for election to our Board as Class III directors at the Annual Meeting. Each of Mr. Jeffrey Kelter and Ms. Meghan Pasricha currently serves on our Board and has consented to be named in this proxy statement and agreed to serve, if elected, until the 2028 Annual Meeting of Stockholders.
Our Director Nominees and Continuing Directors
The following table sets forth information with respect to our director nominees for election at the Annual Meeting and continuing directors as of April 14, 2025:

Name	Age	Director Since	Occupation
Class III – Nominees for Election at This Year’s Annual Meeting

Jeffrey Kelter Executive Chairman and Independent Director	70	January 2023	Co-Founder and Partner of KSH Capital L.P.

Meghan Pasricha Independent Director	39	April 2025	Partner at Galvanize Climate Solutions

Class I – Terms Expiring at the 2026 Annual Meeting

Dan Drohan Independent Director	53	July 2024	Chief Executive Officer of Solairus Aviation

Wyman Howard Independent Director	56	January 2023	Retired

David Schellenberg Independent Director	61	March 2024	Managing Director and Principal of Highland West Capital

Class II – Terms Expiring at the 2027 Annual Meeting

Elizabeth Fascitelli Independent Director	67	March 2024	Retired

Anne Hayes Independent Director	43	September 2023	Chief Financial Officer of Davinci EP

Dean Heller Independent Director	64	January 2023	Senior Policy Advisor at Venable LLP

Robert Savage Independent Director	57	January 2023	Co-Founder and President of KSH Capital L.P.

Additional biographical descriptions of the nominees and continuing directors are set forth in the text below. These descriptions include the experience, qualifications, qualities and skills that led to the conclusion that each director should serve as a member of our Board at this time.
Director Nominees – Class III Directors
Jeffrey Kelter - Director Since 2023
Jeffrey Kelter serves as our Executive Chairman and a Class III Director. Mr. Kelter served as a Director of JCIC from 2021 until the closing of the Business Combination on January 24, 2023 (the “Closing”), at which point he became Chairman of Bridger Aerospace. Mr. Kelter is a Co-Founder and a Partner of KSH Capital since 2015. KSH Capital provides real estate entrepreneurs with capital and expertise to seed or grow their platform. KSH Capital is focused on the deployment of the principals’ capital in domestic and international strategies that offer compelling long-term returns. KSH is a founding investment partner of Valor Real Estate Partners based in London. Prior to founding KSH Capital, Mr. Kelter was a Founding Partner and Chief Executive Officer of KTR Capital Partners from 2005 to 2015, a leading private equity real estate investment and operating company focused on the industrial property sector in North America. KTR and its commingled investment funds were sold in May 2015 to a joint venture of Prologis Inc. and Norges Bank Investment Management. Since its inception in 2004, KTR had raised three funds which totaled over $7.0 billion of investment capacity. Prior to founding KTR, Mr. Kelter was President, Chief Executive Officer and Trustee of Keystone Property Trust, an industrial real estate investment trust (NYSE:KTR). Mr. Kelter founded the predecessor to Keystone in 1982, and took the company public in 1997, where he and the management team directed its operations until its sale in 2004 to Prologis. Mr. Kelter currently serves on the Board of Directors of Invitation Homes (NYSE: INVH). He has served on the boards of both predecessor companies, Starwood Waypoint Homes and Colony Starwood, since 2014. Mr. Kelter formerly served on the Board of Gramercy Property Trust (NYSE: GPT) from 2015 to 2018. Mr. Kelter currently serves as a trustee of the Cold Spring Harbor Laboratory. Mr. Kelter previously served as a trustee for Trinity College from 2010 to April 2020 and Westminster School from September 2011 to April 2020. Mr. Kelter received a B.A. in Urban Studies from Trinity College. Mr. Kelter is well qualified to serve as the Executive Chairman of the Board due to his extensive experience founding and growing successful companies, as well as his significant executive leadership background.
Meghan Pasricha – Director since April 2025
Meghan Pasricha serves as a Class III director. She has served as a director since April 2025. Ms. Pasricha currently serves as a Partner at Galvanize Climate Solutions, a global asset management firm, delivering performance-driven investment strategies focused on the business of decarbonization. Before joining Galvanize in 2024, Ms. Pasricha was a Managing Director at Riverstone Holdings, a global private markets asset management firm dedicated to real assets investing primarily in energy, power and infrastructure. With nearly 10 years of direct lending experience at Riverstone, Pasricha sourced, structured, and led financing solutions to asset-backed energy companies. She also served as President of a water solutions company. Prior to Riverstone, Pasricha was a private equity investor at The Carlyle Group, and she began her career at UBS Investment Bank. Ms. Pasricha is the Co-Founder of Women in Climate Investing & Finance. Beyond her work in finance, she is the Co-Founder and CEO of a nonprofit focused on youth leadership and community service. Pasricha graduated from Harvard College, magna cum laude, and earned her MBA from Harvard Business School. Ms. Pasricha is well qualified to serve on the Board due to her business and financial experience.
Continuing Class I Directors with Terms Expiring at the 2026 Annual Meeting
Dan Drohan – Director since 2024
Dan Drohan serves as a Class I Director. Mr. Drohan has served as a Director of Bridger since July 2024. Mr. Drohan has been involved in the aviation industry for over 35 years, having started his first aviation job at just 12 years old. Mr. Drohan founded aircraft charter and management firm Sunset Aviation in 1992 with a business operating and sales acumen that quickly established the company’s reputation for safety and service. As the primary architect of Sunset’s growth, he oversaw acquisitions and infrastructure initiatives that catapulted the company’s sales within just a few years until its eventual sale to a national conglomerate in 2007. In 2009, Mr. Drohan launched Solairus Aviation and has overseen its evolution and development into a leader in the private aviation asset management business. As a result of Mr. Drohan’s leadership as Chief Executive Officer of

Solairus since its founding in 2009, Solairus now manages one of the largest fleets of private aviation assets in the world, serving managed clients both domestically and internationally and boasting one of the industry’s most experienced and respected management teams. Mr. Drohan is well qualified to serve on the Board due to his wealth of aviation industry experience and business building.
Wyman Howard - Director Since 2023
Wyman Howard serves as a Class I Director. Mr. Howard retired from the U.S. Navy in September 2022 as Rear Admiral (Upper Half) with over thirty-two (32) years in the SEAL Teams and Joint Special Operations. Mr. Howard has had multiple tours in command of Special Operations Joint Task Forces and was among the first to deploy into Afghanistan following the attacks of September 11, 2001. The combat contributions of the teams Mr. Howard commanded, and with whom he served, were recognized with five (5) Presidential Unit Citations, Navy Unit Commendation medal and four (4) Joint Meritorious Unit Awards. Mr. Howard graduated from the United States Naval Academy and holds a Master of Business Administration from the TRIUM consortium of the London School of Economics, HEC Paris School of Management, and New York University’s Stern School of Business. Mr. Howard holds a Master of Science in National Security and Resource Strategy with a focus on commercial, civil and military space sectors from the Eisenhower School and a Professional Certificate in Artificial Intelligence and Business Strategy from the Massachusetts Institute of Technology’s Computer Science and Artificial Intelligence Laboratory. Mr. Howard’s joint, interagency and intelligence experience include service as the second Director of Operations for the National Geospatial-Intelligence Agency in 2016 and as the Commander, Naval Special Warfare Command from 2020 to 2022, which are equivalent leadership roles of a Chief Operating Officer and Chief Executive Officer, respectively. Mr. Howard is acknowledged for his leadership in designing new irregular deterrence capabilities and options that increase Unites States leverage to deter the nation’s adversaries. Mr. Howard also serves on the Board of Directors of NextNav (NASDAQ: NN), a leader in next-generation positioning, navigation and timing (PNT), as well as Invitation Homes, Inc. (NYSE: INVH), the nation’s premier single-family home leasing and management company. He is well qualified to serve on the Board due to his distinctive leadership, at the strategic, operational and tactical levels, where he was at the helm in command for outcomes that advanced the security of the United States and its allies. He has a unique sensitivity to geo-strategic risk and a deep set of intelligence, interagency and foreign partner relationships set on a foundation of trust and the culture for humility and stewardship he established during his career as a Naval Officer.
David Schellenberg - Director Since 2024
David A. Schellenberg serves as a Class I Director. Mr. Schellenberg has served as a Director of the Company since March 2024. Mr. Schellenberg is a seasoned businessman with over 30 years of operating and financial leadership and risk management experience. He is currently a Managing Director and Principal with Highland West Capital, a family office in Vancouver, Canada. Prior to that, Mr. Schellenberg was the President and CEO of Conair Group and its subsidiary Cascade Aerospace for many years, where he and his team built these niche aviation and aerospace companies into industry leaders. Early in his career, Mr. Schellenberg acted as a Managing Director in the Corporate Office of the Jim Pattison Group, Canada’s second largest private company. Mr. Schellenberg has served on many company and charitable boards and, from 2019 through 2024, served as Chairman of Teekay Corp., a NYSE listed company. Mr. Schellenberg currently serves on the board of its subsidiary company Teekay Tankers Ltd, also a NYSE listed company. Mr. Schellenberg is a Fellow of the Chartered Professional Accountants of Canada (FCPA, FCA) and a member of the Young President’s Organization’s British Colombia chapter. He received an undergraduate degree from the University of Manitoba and a Master’s in Business Administration from the University of Western Ontario. Mr. Schellenberg is well qualified to serve on the Board due to his strategic investment experience and experience with both public and private companies.
Continuing Class II Directors with Terms Expiring at the 2027 Annual Meeting
Elizabeth Fascitelli - Director Since 2024
Elizabeth Fascitelli serves as a Class II Director. Ms. Fascitelli has served as a Director of the Company since March 2024. Ms. Fascitelli, a businesswoman and philanthropist, had a 37-year career with Goldman Sachs Group, most recently serving as a Partner and Managing Director and Chief Operating Officer of the Merchant Banking Division. She served in multiple roles and on numerous firm wide committees including the divisional

Investment, Risk and Client/Business Standards Committees. She led many initiatives over the years including those for Compliance, Diversity, Women Investing and Risk. Ms. Fascitelli has served on many public, private, and not for profit boards. She recently finished her eight-year term as a Trustee of Dartmouth College. Ms. Fascitelli currently serves on the Boards of Perella Weinberg Partners (NASDAQ:PWP), Jaws Mustang Acquisition Corporation (NYSE: JWSM) and Rithm Acquisition Corp. (NYSE: RAC). Ms. Fascitelli also serves as a trustee of Cold Spring Harbor and on the board of the Cure Huntington’s Disease Initiative (CHDI) Foundation. She is also co-chair of the Milwaukee Health Equity Initiative. Ms. Fascitelli earned a Bachelor of Arts from Dartmouth College and a Master’s in Business Administration from Harvard Business School. Ms. Fascitelli is well qualified to serve on the Board due to her investment banking experience as well as her significant knowledge of corporate finance and controls.
Anne Hayes - Director Since 2023
Anne Hayes serves as a Class II Director. Ms. Hayes has served as a Director of Bridger since September 2023. Ms. Hayes is Chief Financial Officer of Davinci Energy, a next-gen geothermal company operating in California and headquartered in Denver. Ms. Hayes served as a Director of Quadrant Capital Advisors, a single-family office in New York, from 2008 to 2025. She was responsible for private and junior public investments in early and growth-stage companies in the U.S. and global markets. Ms. Hayes is a Certified Public Accountant and has seven years of accounting experience with PricewaterhouseCoopers and Councilor, Buchanan & Mitchell. Her background includes strategic advisory to executive management and boards of directors, forensic investigations, business valuations, and Sarbanes Oxley controls. Ms. Hayes received her Bachelor of Science in Finance with honors from Villanova University and Master of Science in Finance from the University of Denver Daniels College of Business. Ms. Hayes is well qualified to serve on the Board due to her strategic investment experience as well as her significant knowledge of corporate finance and controls.
Dean Heller - Director Since 2023
Dean Heller serves as a Class II Director. From May 2011 until his retirement in January 2019, Mr. Heller served as a Senator from Nevada in the United States Senate. During his time in the Senate, Mr. Heller served on the Committees on Finance, Banking, Veterans’ Affairs and Commerce. Prior to his service in the Senate, Mr. Heller was the United States Representative for Nevada’s Second Congressional District. Mr. Heller has also previously served as Nevada’s Secretary of State and in the Nevada State Assembly representing Carson City. Prior to his political career, Mr. Heller worked as a broker on the Pacific Stock Exchange as an institutional equities trader and also served as a banking Municipal Finance Representative. Mr. Heller received a Bachelor of Science in Business Administration from the University of Southern California. Mr. Heller received the Distinguished USC Alumni Award from the University of Southern California Marshall School of Business in 2012. From January 2019 through September 2021, Mr. Heller served as a director of Toyota Financial Savings Bank, a Nevada corporation that provides banking products and services to Toyota dealers. In 2025, Mr. Heller joined Venable LLP as a Senior Policy Advisor, where he continues to contribute his expertise in public policy and governmental affairs. Mr. Heller is well qualified to serve on the Board due to his significant experience and in-depth knowledge in the areas of public policy and governmental matters and demonstrated leadership experience serving in the United States Senate and House of Representatives, as well as his background in business and finance.
Robert Savage - Director Since 2023
Robert Savage serves as a Class II Director. Mr. Savage served as a Director of JCIC from 2021 until the Closing. Mr. Savage is a Co-Founder and President of KSH Capital since 2015. KSH Capital provides real estate entrepreneurs with capital and expertise to see or grow their platform. KSH Capital is focused on the deployment of the principals’ capital in domestic and international strategies that offer compelling long-term returns. Prior to founding KSH Capital, Mr. Savage was Co-founder, President of KTR Capital Partners (“KTR”) from 2005 to 2015, an investment, development and operating company focused exclusively on the industrial property sector in North America. At KTR, Mr. Savage was co-head of the firm’s Investment Committee and responsible for management of the firm’s day-to-day operations, including oversight of capital deployment, portfolio management and capital markets activities. Previously, Mr. Savage was a Partner at Hudson Bay Partners, L.P. a private equity firm focused on investing in real estate-intensive operating businesses. Mr. Savage also worked in the Investment Banking Division at Merrill Lynch & Co. where he specialized in corporate finance and M&A advisory services for REITs, private equity funds and hospitality companies. Mr. Savage is a member of the Board of Trustees of Mount Sinai and the Taft School and was a Director of Environmental Waste International Inc. (TSX: EWS) until April 2023. He was previously Chairman of the Board of Directors of New Senior Investment Group (NYSE:VTR acq. Sep 2021). Mr. Savage received an A.B. in Business Economics and Urban Studies from Brown University. Mr. Savage is well qualified to serve on the Board due to his significant experience leading the strategic growth and development of companies, as well as his management background with respect to investment of capital.
Vote Required
The director nominees who receive the greatest number of affirmative votes will be elected as Class III directors, to hold office until the 2028 Annual Meeting of Stockholders and until his or her respective successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. “Withhold” votes and broker non-votes will not affect the election of directors.
Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is given, then “FOR” the election of each of the director nominees named in this proxy statement.
Recommendation of Our Board
OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE CLASS III DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2025
General
Our Board is asking our stockholders to ratify our audit committee’s (“Audit Committee”) appointment of Crowe LLP (“Crowe”), as the independent public accounting firm to conduct the audit of our financial statements for the fiscal year ending December 31, 2025. Stockholder ratification of such selection is not required by our Bylaws or any other applicable legal requirement. However, our Board is submitting the selection of Crowe to our stockholders for ratification as a matter of good corporate governance.
In the event our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to continue to retain Crowe for the fiscal year ending December 31, 2025. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change should be made.
Crowe has audited our financial statements (including auditing the financial statements of the Company’s predecessor, Bridger Aerospace Group Holdings, LLC) since 2022. A representative of Crowe is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate stockholder questions.
Principal Accountant Fees and Services
The following table sets forth aggregate fees for professional service rendered by Crowe for the years ended December 31, 2024 and 2023.

	Years Ended December 31,
	2024	2023
Audit fees	$1,321,355	$1,553,941
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total fees	$1,321,355	$1,553,941

Audit fees above are professional services for the annual audits of our financial statements, professional consultations with respect to accounting issues directly related to the financial statement audit, and services rendered in connection with the filing of our registration statements and security offerings. For 2024, this amount includes estimated billings for the completion of the 2024 audit, which services were rendered after year-end. Audit-related fees are assurance and related services (e.g., due diligence services) that traditionally are performed by the independent accountant. Tax fees generally include fees related to tax compliance, tax planning and advice and tax due diligence in connection with acquisitions. There were no other fees billed for the years ended December 31, 2024 and 2023.
Determination of Independence
In considering the nature of the services provided by our independent registered public accounting firm, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with our independent registered public accounting firm and our management to determine that they are permitted under the rules and regulations concerning auditor independence. Additional information concerning the Audit Committee and its activities can be found in the sections of this proxy statement entitled “Board Committees” and “Report of the Audit Committee.”

Pre-Approval Policy
According to policies adopted by the Audit Committee and ratified by our Board, to ensure compliance with the SEC’s rules regarding auditor independence, all audit and non-audit services to be provided by our independent registered public accounting firm must be pre-approved by the Audit Committee. The Audit Committee has established a general pre-approval policy for certain audit and non-audit services, up to a specified amount for each identified service that may be provided by the independent auditors.
The Audit Committee approved all services provided by Crowe since the Closing. The Audit Committee has considered the nature and amount of the fees billed by Crowe and believes that the provision of the services for activities unrelated to the audit is compatible with maintaining Crowe’s independence.
Vote Required
The affirmative vote of the holders of a majority of our shares of Common Stock present at the Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote is required for the approval of Proposal 2. An abstention on Proposal 2 will have the same effect as a vote “AGAINST” Proposal 2. Brokers will have discretionary authority to vote on this proposal. Accordingly, there will not be any broker non-votes on Proposal 2.
Recommendation of Our Board and Audit Committee
OUR BOARD AND OUR AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT OUR STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.
Report of the Audit Committee
The Audit Committee oversees our independent registered public accounting firm and assists our Board in fulfilling its oversight responsibilities on matters relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence by meeting regularly with the independent registered public accounting firm and financial management personnel. Management is responsible for the preparation, presentation and integrity of our financial statements.
In fulfilling its oversight responsibilities, the Audit Committee:
•	reviewed and discussed our financial statements as of and for the fiscal year ended December 31, 2024 with management and Crowe;
•	discussed with Crowe the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC;
•	received the written disclosures and the letter from Crowe required by the applicable requirements of the PCAOB; and
•	discussed with Crowe their independence.
Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our Board, and our Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC. The Audit Committee also appointed Crowe as our independent registered public accounting firm for fiscal year ending December 31, 2025.
Submitted by the Audit Committee of the Board:
Anne Hayes, Chair
Elizabeth Fascitelli
Wyman Howard

CORPORATE GOVERNANCE
Composition of the Board
Our Board is divided into three classes of directors that serve staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.
Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Our Charter and Bylaws authorize only our Board to fill vacancies on our Board. Any increase or decrease in the number of directors will be apportioned by the Board among the classes as to make all classes as nearly equal in number as is practicable. This classification of our Board may have the effect of delaying or preventing changes in control of our company.
Pursuant to the Stockholders Agreement, dated January 24, 2023 (the “Stockholders Agreement”), by and among the Company, the former direct and indirect equityholders of the Company’s predecessor identified as “Founder Stockholders” on the signature pages thereto (the “Founder Stockholders”), and certain direct and indirect equityholders of Bridger that are affiliates of Blackstone Inc. (the “BTO Stockholders”), the Founder Stockholders, to the extent they collectively beneficially own (directly or indirectly) at least 10% of the outstanding Stock (as defined in the Stockholders Agreement) have the right, but not the obligation, to nominate the Chairperson of the Compensation and Nominating and Corporate Governance Committees of the Board, subject to satisfaction of applicable SEC and stock exchange requirements.
Pursuant to that certain Services Agreement, dated November 17, 2023 (the “MAB Services Agreement”) with a subsidiary of MAB Funding, LLC, which was entered into in connection with the acquisition of four Canadair CL-215T Amphibious Aircraft originally awarded to us in September 2023 via a public tender process from the Government of Spain, each of MAM-MAB Member, LLC and Avenue Sustainable Solutions Fund, L.P. have the option and right to appoint a single representative (each, a “Board Observer” and together, the “Board Observers”) to attend all meetings of the Board and any committee thereof until the termination of the MAB Services Agreement. The Board Observers shall not constitute members of the Board and shall not be entitled to vote on, or consent to, any matters presented to the Board. The Board Observers shall be provided access to all materials and information provided on the same terms and in the same manner as provided to the other members of the Board or the applicable Committee. The Board Observers shall have the right to request to attend the executive sessions of the Board in connection with meetings the Board Observers otherwise have a right to attend, subject to approval by the Board.
Director Independence
As a result of our Common Stock being listed on The Nasdaq Stock Market (“Nasdaq”), the Company is required to comply with the applicable rules of such exchange in determining whether a director is independent. Our Board has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board determined that each of Mr. Drohan, Ms.  Fascitelli, Ms. Hayes, Mr. Heller, Mr. Howard, Mr. Kelter, Ms. Pasricha, Mr. Savage, and Mr. Schellenberg qualify as “independent” as defined under the applicable Nasdaq rules. In making these determinations, our Board reviewed and discussed information provided by the directors and by us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our Common Stock by each non-employee director and the transactions involving them described in the section entitled “Certain Relationships and Related Person Transactions.” There are no family relationships among any of the Company’s directors or executive officers that are required to be disclosed by Regulation S-K.
Board Leadership Structure
Our corporate governance guidelines provide that the roles of Chairman of the Board and CEO may be separated or combined. Our Board has appointed Jeffrey Kelter, a non-employee director, to serve as Executive Chairman of the Board. As Executive Chairman of the Board, Mr. Kelter will, among other roles, preside at, and chair, board meetings and meetings of our stockholders, serve as liaison for stockholders who request direct communication with the board, and perform such additional duties as our Board may otherwise request.

Role of the Board in Risk Oversight
One of the key functions of the Board is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, and it accomplishes this oversight through (among other things) the regular reporting to the Board by the Audit Committee and from time to time by key advisors. The Audit Committee represents the Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its periodic meetings with management, including the finance, accounting, legal, human resources, and information technology (including cybersecurity) functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and the appropriate mitigating factors.
Evaluations of the Board
The Board evaluates its performance and the performance of its committees and individual directors on an annual basis through an evaluation process administered by the Company’s nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). The Board discusses each evaluation to determine what, if any, actions should be taken to improve the effectiveness of the Board or any committee thereof or of the directors.
Meetings of the Board
The Company’s corporate governance guidelines state that all directors are expected to make every effort to attend all meetings of the Board and all meetings of the committees on which they serve. The Company’s Board of Directors met six (6) times during 2024. Each director attended more than 75% of the aggregate of (i) the total number of Board meetings and (ii) the total number of meetings of Board committees on which the director served at the time during 2024. Each director is also encouraged and generally expected to attend the Company’s annual meeting of stockholders. 8 of the Company’s then current directors attended online the virtual Annual Meeting of Stockholders in 2024.
Board Committees
Our Board has established the Audit Committee, a compensation committee (the “Compensation Committee”), and the Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees of our Board are described below. Copies of the charters for each committee are available on the investor relations page of our website at https://www.bridgeraerospace.com. The information in or accessible through our website is not incorporated into, and is not considered part of, this proxy statement. Members serve on these committees until their resignation or until otherwise determined by our Board. Our Board may establish other committees as it deems necessary or appropriate from time to time.
Our current Board standing committees and membership is as follows:

Audit	Compensation	Nominating and Corporate Governance
Anne Hayes (Chair)	Dean Heller (Chair)	Wyman Howard (Chair)
Elizabeth Fascitelli	Anne Hayes	Elizabeth Fascitelli
Wyman Howard	David Schellenberg	Dean Heller
Elizabeth Fascitelli

Pursuant to the Stockholders Agreement, the Founder Stockholders, to the extent they collectively beneficially own (directly or indirectly) at least 10% of the outstanding Stock have the right, but not the obligation, to nominate the Chairperson of the Compensation and Nominating and Corporate Governance Committees of the Board, subject to satisfaction of applicable SEC and stock exchange requirements.
The Company’s Chief Executive Officer and other executive officers regularly report to the non-executive directors and each standing committee to ensure effective and efficient oversight of its activities and to assist in proper risk management and the ongoing evaluation of management controls.

Audit Committee

Anne Hayes (Chair)	Elizabeth Fascitelli	Wyman Howard

The members of the Company’s Audit Committee consist of Ms. Hayes, Ms. Fascitelli and Mr. Howard, with Ms. Hayes serving as the chair of the committee. The Board has determined that each of Ms. Hayes, Ms. Fascitelli and Mr. Howard meets the independence requirements of the Sarbanes-Oxley Act, as amended, Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable listing standards of Nasdaq. Each member of the Audit Committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In making this determination, the Board has examined each Audit Committee member’s scope of experience and the nature of their prior and/or current employment. The Audit Committee had four (4) meetings in 2024.
The Board has determined that each of Ms. Hayes, Ms. Fascitelli and Mr. Howard qualifies as financially literate under the Nasdaq rules and that Ms. Hayes qualifies as an “audit committee financial expert” within the meaning of Regulation S-K. In making this determination, the Board considered Ms. Hayes’s, Ms. Fascitelli’s and Mr. Howard’s formal education and previous and current experience in financial and accounting roles. Both the Company’s independent registered public accounting firm and management periodically will meet privately with the Audit Committee.
The Audit Committee’s responsibilities include, among other things:
•	appointing, retaining, setting compensation of, and supervising the Company’s independent registered public accounting firm (the “Independent Auditor”);
•	reviewing the results and scope of the audit and other accounting related services and reviewing the Company’s accounting practices;
•	monitoring systems of internal accounting and disclosure controls;
•	overseeing the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements;
•	overseeing the Company’s compliance with legal and regulatory requirements;
•	reviewing the qualifications and independence of the Independent Auditor;
•	reviewing the performance of the Company’s internal auditing function and the Independent Auditor; and
•
overseeing the Company’s risk management performance including reviewing and approving related-person transactions, discussing policies regarding information technology, cyber security risks, litigation, and financial risks.

Compensation Committee

Dean Heller (Chair)	Elizabeth Fascitelli	Anne Hayes	David Schellenberg

The members of the Compensation Committee consist of Mr. Heller, Ms. Fascitelli, Ms. Hayes and Mr. Schellenberg, with Mr. Heller serving as the chair of the Compensation Committee. Mr. Heller, Ms. Fascitelli, Ms. Hayes and Mr. Schellenberg are non-employee directors, as defined in Rule 16b-3 promulgated under the Exchange Act. The Board has determined that Mr. Heller, Ms. Fascitelli, Ms. Hayes and Mr. Schellenberg are “independent” as defined under the applicable Nasdaq listing standards, including the standards specific to members of a Compensation Committee. The Compensation Committee had four (4) meetings in 2024.
The Compensation Committee’s responsibilities include, among other things:
•	reviewing and approving compensation paid to the Company’s officers and directors;
•	administering the Company’s incentive compensation plans, including authority to make and modify awards under such plans;
•	preparing the compensation committee report required to be included in our proxy statement under the rules and regulations of the SEC; and
•	discharging the Board’s responsibilities relating to compensation of the Company’s executive officers and directors.
The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time as further described in its charter. The Compensation Committee may also delegate to one or more executive officers the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans and applicable law.
The Compensation Committee charter also provides that the Compensation Committee shall have the sole authority to retain or obtain the advice of a compensation consultant, legal counsel or other adviser.
Nominating and Corporate Governance Committee

Wyman Howard (Chair)	Elizabeth Fascitelli	Dean Heller

The members of the Nominating and Corporate Governance Committee consist of Mr. Howard, Ms. Fascitelli and Mr. Heller, with Mr. Howard serving as the chair of the committee. The Board has determined that each of these individuals is “independent” as defined under the applicable listing standards of Nasdaq and SEC rules and regulations. The Nominating and Corporate Governance Committee had six (6) meetings in 2024.
The Nominating and Corporate Governance Committee’s responsibilities include, among other things:
•	oversee the selection of persons to be nominated to serve on the Board;
•
review the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders;

•	develop and recommend to the Board a set of corporate governance guidelines applicable to the Company; and
•	oversee the annual performance evaluation of the Board and its committees.
In the process of identifying, screening and recommending director candidates to the full Board, the Nominating and Corporate Governance Committee takes into consideration the needs of the Board after taking into account the current composition of the Board and the qualifications of the candidates, such as their general understanding of various business disciplines and the Company’s business environment, their educational and professional background, professional skills, analytical ability, independence, diversity of experience and viewpoints, and their ability and willingness to devote adequate time to Board duties. The Board evaluates each individual in the context of the Board as a whole with the objective of retaining a group that is best equipped to help ensure that the long-term interests of the stockholders are served. The Nominating and Corporate Governance Committee has

not set specific minimum qualifications for director positions. Whenever a new seat or a vacated seat on the Board is being filled, candidates that appear to best fit the needs of the Board and the Company will be identified, interviewed and evaluated by the Nominating and Corporate Governance Committee. In considering individuals for nomination as directors, the Nominating and Corporate Governance Committee typically solicits recommendations from its current directors and is authorized to engage third party advisors, including search firms, to assist in the identification and evaluation of candidates. Mr. Drohan, who was elected to the Board effective in July 2024, and Ms. Pasricha, who was elected to the Board in April 2025, were identified as potential candidates by a non-employee independent director of the Company. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders on the same basis that it evaluates other nominees for director. Candidates selected by the Nominating and Corporate Governance Committee will then be recommended to the full Board.
Corporate Governance Guidelines
Our Board has adopted corporate governance guidelines, which provide the framework for our corporate governance along with our Charter, our Bylaws, committee charters and other key governance practices and policies. Our corporate governance guidelines cover a wide range of subjects, including the conduct of board meetings, independence and selection of directors, board membership criteria, conflicts of interest, and board committee composition.
Code of Ethics
The Company has adopted a code of ethical business conduct that applies to all of its directors, officers and employees, which is available on the Company’s website: https://www.bridgeraerospace.com. The Company’s code of business conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. Please note that the Company’s internet website address is provided as an inactive textual reference only. The Company will make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics on its internet website.
Insider Trading Policy
The Company maintains insider trading policies and procedures governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers, employees, independent contractors and consultants that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. It is also the policy of the Company that it will not engage in transactions in Company securities while in possession of material non-public information relating to the Company or its securities.
Prohibition on Hedging and Pledging of Company Securities
The Company has a policy that prohibits officers, directors, independent contractors and employees from engaging in hedging transactions, such as the purchase or sale of puts or calls, or the use of any other derivative instruments. Officers, directors, independent contractors and employees of the Company are also prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan.
Stockholder Communications
Any stockholder or other interested party who wishes to communicate with our Board or any individual director may send written communications to our Board or such director c/o Chief Legal Officer, Bridger Aerospace Group Holdings, Inc., 90 Aviation Lane, Belgrade, Montana 59714. The communication must include the stockholder’s full legal name (and, with respect to entity stockholders, the full legal names of such entity’s owners), address, email, phone number, and an indication that the person is our stockholder. The Chief Legal Officer will review any communications received from stockholders and will forward such communications to the appropriate director or directors, or committee of our Board, based on the subject.

Stockholders Agreement
On the date of the Closing, the Company, the Founder Stockholders and the BTO Stockholders entered into the Stockholders Agreement. Pursuant to the Stockholders Agreement, the Founder Stockholders, to the extent they collectively beneficially own (directly or indirectly) at least 10% of the outstanding Stock have the right, but not the obligation, to nominate the chairperson of the Compensation and Nominating and Corporate Governance Committees of the Board, subject to satisfaction of applicable SEC and stock exchange requirements.
Subject to the terms and conditions of the Stockholders Agreement and applicable securities laws, the BTO Stockholders have preemptive rights to acquire their pro rata share of any new issuance of equity securities (or any securities convertible into or exercisable or exchangeable for equity securities) by the Company, subject to customary exceptions. The BTO Stockholders are entitled to apportion the preemptive rights granted to it in such proportions as it deems appropriate, among (i) itself and (ii) any BTO Entity; provided that each such BTO Entity agrees to enter into the Stockholders Agreement, as a “Stockholder” under the Stockholders Agreement.

EXECUTIVE OFFICERS
The following table sets forth information with respect to our executive officers as of April 14, 2025:

Name	Age	Title
Sam Davis	41	President and Chief Executive Officer
Eric Gerratt	54	Chief Financial Officer
James Muchmore	51	Chief Legal Officer and Executive Vice President

Biographical descriptions of the executive officers are set forth in the text below.
Sam Davis serves as our President and Chief Executive Officer. Mr. Davis joined Bridger Aerospace in 2019 as Controller and served as Chief of Staff before being named Interim Chief Executive Officer in 2024. In March 2025, the Board appointed Mr. Davis as permanent Chief Executive Officer and approved a change in his title to President and Chief Executive Officer. Prior to Bridger, Davis spent four years at Oracle, Inc. in key roles leading global projects supporting Cloud initiatives, and before that at Meltwater and Natus Medical, Inc., specializing in financial consolidation, reporting and analysis and global financial management while helping to establish critical business processes and procedures. Mr. Davis holds an MBA from San Jose State University and a BS in Accounting and Finance from Boise State University. He is also a certified Project Management Professional (PMP) with expertise in capital markets, financial reporting, innovation and collaboration across all teams.
Eric Gerratt serves as our Chief Financial Officer. Mr. Gerratt has served as the Chief Financial Officer of Bridger since October 2022. Prior to joining Bridger, Mr. Gerratt served as the Executive Vice President, Chief Financial Officer and Treasurer of US Ecology, Inc., a leader in environmental services from November 2012 to September 2022, and during his time at US Ecology, Inc., Mr. Gerratt helped grow its revenue to nearly $1 billion. Prior to joining US Ecology, Inc., Mr. Gerratt served as Vice President of Accounting for SuperValu, Inc. and held various director level accounting and finance positions at Albertsons, Inc. Mr. Gerratt has also spent six (6) years with PricewaterhouseCoopers LLP. Mr. Gerratt is a Certified Public Accountant and received his Bachelor of Science in Accounting from the University of Idaho.
James Muchmore serves as our Chief Legal Officer and Executive Vice President. Mr. Muchmore has served as the Chief Legal Officer and Executive Vice President of Bridger since 2017. From 2017 until 2021, Mr. Muchmore served as Chief Securities Counsel to Capital Vacations, LLC. From 2014 until 2016, Mr. Muchmore served as General Counsel to Emerald Oil, Inc., a U.S. oil and gas producer. In March 2016, Emerald Oil filed a petition for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code. From 2000 until 2014, Mr. Muchmore was in private legal practice, focusing on securities transactions, mergers and acquisitions, and the execution of public and private offerings in multiple industries. Mr. Muchmore earned a Bachelor of Arts in Government and Law and English from Lafayette College and a Juris Doctor from Syracuse University College of Law.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Business Combination Agreement
On the date of the Closing, the Company’s predecessor, Bridger Aerospace Group Holdings, LLC, and JCIC consummated the Business Combination pursuant to the Merger Agreement by and among the Company, the Company’s predecessor, Bridger Aerospace Group Holdings, LLC, JCIC, and the other parties thereto (the “Merger Agreement”).
In connection with the Business Combination, stockholders owning 34,245,643 JCIC Class A ordinary shares, par value $0.0001 per share, (“JCIC Class A Ordinary Shares”) exercised their rights to have those shares redeemed for cash at a redemption price of approximately $10.16 per share, or an aggregate of $347,805,923.74. (a) The holders of equity of the Company’s predecessor, Bridger Aerospace Group Holdings, LLC, immediately prior to the Closing, which include Founder Stockholders, Mr. Heller, the BTO Stockholders, and Series C shareholders of the Company’s predecessor, Bridger Aerospace Group Holdings, LLC, except for BTOF (Grannus Feeder) – NQ L.P., a Delaware limited partnership (“Blocker”), and (b) Blocker’s equityholders were issued shares of our Common Stock at the Closing and 315,789.473684 shares of our preferred stock that have the rights, powers, designations, preferences, and qualifications, limitations and restrictions set forth in Section 4.5 of our Charter (“Series A Preferred Stock”). Upon consummation of the Business Combination, each public stockholder’s JCIC ordinary shares that were not redeemed and the outstanding JCIC warrants were automatically converted into an equivalent number of shares of our Common Stock and our warrants as a result of the Business Combination. Additionally, upon consummation of the Business Combination, 4,318,189 JCIC’s Class B ordinary shares, par value $0.0001 per share (“JCIC Class B Ordinary Shares”) were converted to 4,318,189 shares of our Common Stock (of which 855,000 of those shares are subject to certain vesting and forfeiture provisions set forth in that certain Sponsor Agreement, dated August 3, 2022, by and among JCIC, JCIC Sponsor LLC (“JCIC Sponsor”), each of the officers and directors of JCIC (collectively, the “JCIC Sponsor Persons”) and the Company (the “Sponsor Agreement”). The Business Combination valued the Company’s predecessor, Bridger Aerospace Group Holdings, LLC, in the aggregate at an implied pre-money enterprise value of $807,600,000.
Warrant Agreement Assignment, Assumption and Amendment
On the date of the Closing, the Company entered into the Warrant Assumption Agreement (the “Warrant Assumption Agreement”), by and among the Company, JCIC and Continental Stock Transfer & Trust Company. The Warrant Assumption Agreement assigned that certain Warrant Agreement, dated as of January 26, 2021, by and between JCIC and Continental Stock Transfer & Trust Company (the “Existing Warrant Agreement”) to the Company, and the Company agreed to perform all applicable obligations of JCIC under the existing agreement.
Pursuant to the Warrant Assumption Agreement, JCIC assigned all its rights, title and interest in the Existing Warrant Agreement to the Company and all warrants of JCIC to purchase JCIC Class A Ordinary Shares, as contemplated under the Existing Warrant Agreement, are no longer exercisable for JCIC Class A Ordinary Shares, but instead are warrants exercisable for shares of Common Stock on the same terms that were in effect prior to the Closing under the terms of the Existing Warrant Agreement, except as described in the Warrant Assumption Agreement.
Amended and Restated Registration Rights Agreement
On the date of the Closing, Bridger, JCIC Sponsor, the BTO Stockholders and certain other stockholders of the Company’s predecessor, Bridger Aerospace Group Holdings, LLC, entered into to the Amended and Restated Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”), which provides these holders (and their permitted transferees) with the right to require the Company, at the Company’s expense, to file a resale shelf registration statement on behalf of the stockholder parties thereto no later than fifteen (15) business days after the Closing and to register the shares of Common Stock that they hold on customary terms for a transaction of this type, including customary demand and piggyback registration rights, subject to certain specified underwriter cutbacks and issuer blackout periods. The Amended and Restated Registration Rights Agreement also provides that the Company pay certain expenses of the electing holders relating to such registrations and indemnify them against certain liabilities that may arise in connection therewith. In addition, pursuant to the Amended and Restated Registration Rights Agreement, the equityholders of the Company’s predecessor, Bridger Aerospace Group Holdings, LLC (other than the BTO Stockholders), and JCIC Sponsor were subject to a restriction on transfer of their Common Stock for a period of twelve (12) months following the Closing, and the BTO Stockholders were subject to a restriction on transfer of their Common Stock for a period of six (6) months following the Closing, all of which have expired.
Indemnification Agreements
On the date of the Closing, Bridger entered into indemnification agreements (the “Indemnification Agreements”) effective as of the Closing with all of its directors and executive officers. These Indemnification Agreements require Bridger to indemnify its directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of Bridger’s directors or executive officers or any other company or enterprise to which the person provides services at Bridger’s request.
Stockholders Agreement
Pursuant to terms of the Stockholders Agreement, effective as of the Closing, the Board was comprised of nine (9) directors. The BTO Stockholders have a consent right over affiliate transactions entered into by the Company or any of its subsidiaries, subject to customary exceptions. The Founder Stockholders, to the extent they collectively beneficially own (directly or indirectly) at least 10% of the outstanding Stock have the right, but not the obligation, to nominate the chairperson of the Compensation and Nominating and Corporate Governance Committees of the Board, subject to satisfaction of applicable SEC and stock exchange requirements.
Subject to the terms and conditions of the Stockholders Agreement and applicable securities laws, the BTO Stockholders have preemptive rights to acquire their pro rata share of any new issuance of equity securities (or any securities convertible into or exercisable or exchangeable for equity securities) by the Company, subject to customary exceptions. The BTO Stockholders are entitled to apportion the preemptive rights granted to it in such proportions as it deems appropriate, among (i) itself and (ii) any BTO Entity (as defined in the Stockholders Agreement); provided that each such BTO Entity agrees to enter into the Stockholders Agreement, as a “Stockholder” under the Stockholders Agreement.
PC-12 Aircraft Leases
On July 10, 2023, Bridger Aerospace Group, LLC (“BAG”) entered into two Aircraft Operating Lease Agreements (the “PC-12 Lease Agreements”) for the lease of two Pilatus PC-12/47 aircraft from Element Aviation Services, LLC. Element Aviation Services, LLC is owned by Mr. Timothy Sheehy, the founder and former Chief Executive Officer and a former director of Bridger. Each of the PC-12 Lease Agreements has a term of 60 months. The monthly lease payments for the first PC-12/47 are $62,190, and the monthly lease payments for the second PC-12/47 are $77,195. Pursuant to the terms of the PC-12 Lease Agreements, BAG agreed to service, repair and maintain each of the PC-12/47 aircraft at BAG’s cost and expense. The terms of the PC-12 Lease Agreements were approved by the Board, with founder and former Chief Executive Officer and board member Mr. Timothy Sheehy and former board member Mr. Matthew Sheehy abstaining from such vote. The Company recorded approximately $5.1 million of right-of-use assets, $1.3 million of right-of-use current liabilities, and $3.8 million of right-of-use noncurrent liabilities as of December 31, 2024. The Company incurred approximately $1.7 million and $0.8 million in lease expense for the years ended December 31, 2024 and December 31, 2023, respectively, associated with the two related party leases.
Series 2022 Bonds
On July 21, 2022, the Company closed on the Series 2022 Bonds, upon which the Company received aggregate proceeds of $135.0 million on July 21, 2022 and $25.0 million on August 10, 2022. In connection with the original issuance, three former senior executives of the Company, Mr. Timothy Sheehy, founder and former Chief Executive Officer and director of the Company, Mr. Matthew Sheehy, former director of the Company and Mr. Rudisill, former Chief Investment Officer and former director of the Company, purchased approximately $10.0 million of the Series 2022 Bonds, which purchases were entered into on an arm’s length basis during the public offering for the Series 2022 Bonds, and on the same terms and conditions that were offered to all Bond purchasers. Mr.  Rudisill left the Company during the period ended June 30, 2024 and was no longer deemed a related party following his departure. Mr. Timothy Sheehy and Mr. Matthew Sheehy left the Company in

July 2024 and November 2024, respectively, and disposed of their holdings as of October 1, 2024, and as such, held none of the Series 2022 Bonds as of December 31, 2024. The Company has paid approximately $1.1 million and $1.2 million in interest expense for the years ended December 31, 2024 and December 31, 2023, respectively, to these former executives.
Training Expenses and Charter Rentals
For the year ended December 31, 2023, the Company earned $0.4 million in revenues from services performed on an aircraft under the ownership of Mr. Timothy Sheehy, the Company’s founder and former Chief Executive Officer, President, and director. For the years ended December 31, 2024 and December 31, 2023, the Company incurred $0.9 million and $0.5 million, respectively, in training expenses provided by an entity in which Mr. Timothy Sheehy has a partial ownership with $0.1 million in related outstanding accounts payable as of December 31, 2024. For the years ended December 31, 2024 and December 31, 2023, the Company earned $0.2 million and $0.1 million, respectively, in revenues related to charter rentals of the Company’s aircraft by the U.S. Senate campaign for Mr. Timothy Sheehy.
April 2024 Registered Direct Offering
On April 17, 2024, the Company completed a registered direct offering (the “Registered Direct Offering”) of an aggregate of 2,183,366 shares of the Company’s common stock pursuant to its effective shelf registration statement on Form S-3. 808,080 of the shares were sold to certain directors and executive officers of the Company at an offering price of $4.95 per share, which was the closing bid price for shares of the Common Stock on Nasdaq on April 15, 2024. The remaining 1,375,286 Shares were sold in the Registered Direct Offering at an offering price of $4.25 per Share.
November 2023 Services Agreement with MAB Funding, LLC
On November 17, 2023, the Company entered into a series of agreements designed to facilitate the purchase and return to service of the Spanish Scoopers originally awarded to our wholly-owned subsidiary, Bridger Aerospace Europe, S.L.U. (“BAE”), in September 2023 via a public tender process from the Government of Spain for €40.3 million. Under the terms of the agreements, we agreed to sell the entire outstanding equity interest in BAE to MAB Funding, LLC (“MAB”) and purchase $4.0 million of non-voting Class B units of MAB. ASSF Holdings LP (“Avenue Investor”) made capital contributions totaling $13.0 million in exchange for 13,031 voting Class A Units of MAB. Avenue Investor holds approximately 10% of Bridger’s outstanding convertible Series A Preferred Stock which represents approximately 6.6% interest in BAER Common Stock on a fully diluted basis.
Sponsor Agreement
On August 3, 2022, in connection with the execution of the Merger Agreement, JCIC, JCIC Sponsor Persons and Bridger entered into JCIC Sponsor Agreement, pursuant to which, among other things, JCIC Sponsor agreed to a forfeiture, effective as of immediately prior to the Closing, of the number of JCIC Class B Ordinary Shares equal to the sum of (a) 8,550,000 minus the number of Available Sponsor Shares (as defined therein), and (b) if the amount in JCIC’s trust after redemptions is less than $20,000,000, (i) the excess of the aggregate of fees and expenses for legal counsel, accounting advisors, external auditors and financial advisors incurred by JCIC in connection with the transactions prior to Closing, but excluding any deferred underwriting fees, over $6,500,000, if any, divided by (ii) $10.00. In accordance with such provisions, JCIC Sponsor forfeited 4,306,811 shares of JCIC Class B Ordinary Shares immediately prior to Closing.
In addition, pursuant to JCIC Sponsor Agreement, JCIC Sponsor agreed to subject the Earnout Shares to a performance-based vesting schedule such that 50% of the Earnout Shares will vest on the first date during the Earnout Period (as defined therein) on which the VWAP of our Common Stock is greater than $11.50 for a period of at least twenty (20) days out of thirty (30) consecutive trading days and 50% of the Earnout Shares will vest on the first date during the Earnout Period on which the volume-weighted average closing sale price of a share of our Common Stock is greater than $13.00 for a period of at least twenty (20) days out of thirty (30) consecutive trading days.
Immediately prior to Closing, each of JCIC and JCIC Sponsor converted the outstanding loan balance under the Promissory Note between JCIC and JCIC Sponsor, under which $1,150,000 had been drawn, into 115,000 shares of JCIC Class A Ordinary Shares immediately prior to Closing.

Related Person Transaction Policy
The Board maintains a written related person transaction policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of the Company’s policy only, a “related person transaction” is any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which: (i) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year; (ii) the Company or any of its consolidated subsidiaries is or will be a participant; and (iii) a “related person” has or will have a direct or indirect material interest (including any indebtedness or guarantee of indebtedness), including any material amendment or modification to an existing related person transaction.
Under the policy, prior to entering into any related person transaction, the related person or the Company’s Chief Legal Officer on their behalf (or if the related person is an immediate family member of an executive officer, director or nominee for director of the Company, such executive officer, director or nominee for director or the Company’s Chief Legal Officer on their behalf) shall advise the Audit Committee of all relevant material information regarding the related person transaction. The Audit Committee shall consider such proposed transaction at its next regularly scheduled meeting or, if it deems it advisable, prior thereto at an interim meeting called for such purpose, unless the Audit Committee determines that the review, approval or ratification of such proposed transaction should be considered by all of the disinterested, independent members of the Board, in which case such disinterested, independent members of the Board shall consider such proposed transaction at the Board’s next regularly scheduled meeting or, if they deem it advisable, prior thereto at an interim meeting called for such purpose. The Audit Committee (or the disinterested, independent members of the Board) will assess whether the proposed transaction is a related person transaction for purposes of the policy. If the Audit Committee (or the disinterested, independent members of the Board) determines that the proposed transaction is a related person transaction for purposes of the policy, the proposed related person transaction shall be reviewed. In considering related person transactions, the Audit Committee (or the disinterested, independent members of the Board) will take into account the relevant available facts and circumstances.
The Audit Committee (or the disinterested, independent members of the Board) may approve only those transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee (or the disinterested, independent members of the Board) determines in good faith. All of the transactions described in the section of this proxy statement entitled “Certain Relationships and Related Person Transactions” were entered into prior to the adoption of such policy, other than transactions described under the subheadings “—PC-12 Aircraft Leases,” “—Training Expenses and Charter Rentals” and “November 2023 Services Agreement with MAB Funding, LLC” and “—April 2024 Registered Direct Offering,” each of which were approved in accordance with the policy.
The Audit Committee may determine certain transactions or categories of transactions with related persons are not considered related person transactions for purposes of the related person transactions policy given their nature, size and degree of significance to the Company and/or the immateriality of such transaction to the relevant related person, and that such transactions are not required to be individually reported to, reviewed by, and/or approved or ratified under the policy.

EXECUTIVE AND DIRECTOR COMPENSATION
This section discusses the material components of the executive compensation program for Bridger’s named executive officers who are identified in the 2024 Summary Compensation Table below.
Overview
Bridger has opted to comply with the executive compensation disclosure rules applicable to emerging growth companies, as Bridger is an emerging growth company. The scaled down disclosure rules are those applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act of 1933, as amended. Such rules require compensation disclosure for Bridger’s (i) principal executive officer and former principal executive officer and (ii) its two (2) most highly compensated executive officers other than the principal executive officer whose total compensation for 2024 exceeded $100,000 and were serving as executive officers as of December 31, 2024. We refer to these individuals as “named executive officers.” For 2024, Bridger’s named executive officers were:
•	Sam Davis, President and Chief Executive Officer[1];
•	Eric Gerratt, Chief Financial Officer;
•	James Muchmore, Chief Legal Officer and Executive Vice President;
•	Timothy Sheehy, founder and former Chief Executive Officer and President[2]
In 2024, the Compensation Committee retained Pearl Meyer to review peer executive compensation programs and to provide input on market data and best practices regarding executive compensation.
2024 Compensation of Named Executive Officers
Base Salary
Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of the executive compensation program. In general, Bridger provides a base salary level designed to reflect each executive officer’s scope of responsibility and accountability. Please see the “Salary” column in the 2024 Summary Compensation Table for the base salary amounts received by the named executive officers in 2024 and 2023.
Bonus
From time-to-time, Bridger provides the named executive officers with discretionary annual bonuses. None of our named executive officers received bonuses with respect to 2024. Please see the “Bonus” column in the 2024 Summary Compensation Table for the bonus amounts earned by the named executive officers during calendar year 2023.
2023 Omnibus Incentive Plan
In connection with the Business Combination, the Company assumed and adopted the Bridger Aerospace Group Holdings, Inc. 2023 Omnibus Incentive Plan and the outstanding restricted stock units (“RSUs”) granted under such plan, with each RSU representing the right to receive one (1) share of Common Stock, subject to certain vesting conditions. During 2023, Messrs. Timothy Sheehy, James Muchmore, Eric Gerratt and Sam Davis received RSUs with respect to 1,742,182, 871,147, 500,000 and 393,675 shares of Common Stock, respectively, with 871,091, 87,115, 50,000, and 39,368, respectively, vested RSUs as of the closing of the Business Combination, and the remaining RSUs (x) granted to Mr. Timothy Sheehy vesting (i) 20% on January 24, 2024, (ii) 20% on January 24, 2025, and (iii) 10% on January 24, 2026, and (y) granted to Messrs. James Muchmore, Eric Gerratt and Sam Davis vesting (i) 10% on January 24, 2024, (ii) 10% on January 24, 2025, (iii) 10% on January 24, 2026, (iv) 25% on January 24, 2027, (v) 10% on January 24, 2028, and (vi) 25% on January 24, 2029; in each case subject to the named executive officer’s continued service through the applicable vesting date. During 2024, Mr. Sam Davis received RSUs with respect to 100,000 shares of Common Stock vesting (i) 25% on January 24, 2025, (ii) 25% on January 24, 2026, (iii) 25% on January 24, 2027, and (iv) 25% on January 24, 2028, subject to Mr. Davis’s continued service through the applicable vesting date.
[1]	Effective July 1, 2024, Mr. Davis assumed the role of interim Chief Executive Officer, and effective March 17, 2025, Mr. Davis assumed the role of permanent President and Chief Executive Officer.
[2]	As previously disclosed, Mr. Sheehy resigned from his role as President and Chief Executive Officer, effective July 1, 2024.

2024 Summary Compensation Table
The following table shows information regarding the compensation of the named executive officers for services performed in the year ended December 31, 2024 and, to the extent required by SEC disclosure rules, December 31, 2023. The amounts shown below have been calculated in accordance with SEC rules and, particularly in the “Stock Awards” and “Total” columns, do not reflect compensation actually realized or received by the named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)	Total Realized Compensation Taking Into Account Turned Back and Unsettled Awards and Without Restricted Stock Units That Have Not Vested or Settled(4)
Sam Davis(5) President and Chief Executive Officer	2024	$220,559	$0	$525,000	$8,400	$753,959	$228,959
Timothy Sheehy(6) Former President and Chief Executive Officer	2024	$48,764	$0	$0	$1,318	$50,082	$50,082
	2023	$149,039	$2,307,162	$17,752,835	$3,779	$20,212,815	$2,459,980
James Muchmore Chief Legal Officer	2024	$424,999	$0	$0	$13,800	$438,799	$438,799
	2023	$418,269	$848,819	$8,876,988	$8,885	$10,152,961	$1,275,973
Eric Gerratt Chief Financial Officer	2024	$424,999	$0	$0	$13,800	$438,799	$438,799

(1)
Amounts reported in this column for 2023 represent a transaction bonus of $1,072,500 and $503,750 for Messrs. Timothy Sheehy and James Muchmore, respectively, and a discretionary bonus of $1,234,662 and $345,069 for Messrs. Timothy Sheehy and Muchmore, respectively. In lieu of a portion of these cash bonuses, Messrs. Sheehy and Muchmore agreed to have the bonus amount converted into 263,833 and 113,255 shares of Common Stock, respectively.

(2)
Amounts reported in this column for 2024 represent the grant date fair value of RSUs calculated in accordance with FASB ASC Topic 708. The grant date fair value of the RSUs is determined based on the closing stock price on the date of grant multiplied by the number of shares subject to the RSU award. These amounts do not reflect compensation actually received by the named executive officer, and the actual amount of the stock award ultimately realized upon vesting may differ from the aggregate grant date fair value. In April 2024, Mr. Timothy Sheehy returned to the Company all of the RSUs granted to him in 2023 in connection with the Business Combination, consisting of 1,742,182 unsettled and unvested awards, which RSUs were contributed back to the 2023 Omnibus Incentive Plan for the benefit of Bridger employees.

(3)	Amounts reported for Messrs. Sam Davis, Timothy Sheehy, James Muchmore, and Eric Gerratt represent 401(k) employer matching contributions.
(4)
For 2024, the separate column labeled “Total Realized Compensation Taking Into Account Turned Back Awards and Without Restricted Stock Units That Have Not Vested” shows total compensation as required to be disclosed by the SEC in the “Total” column less the grant date fair value of the RSUs granted in 2024 that have not vested as of December 31, 2024. For 2023, the separate column labeled “Total Realized Compensation Taking Into Account Turned Back Awards and Without Restricted Stock Units That Have Not Vested” shows total compensation as required to be disclosed by the SEC in the “Total” column less the grant date fair value of the RSU awards returned to the Company by Mr. Timothy Sheehy, and less the grant date fair value of the RSUs granted in 2023 that were not settled or vested as of December 31, 2023. The amounts shown in the separate column are provided on a supplemental basis and are not a substitute for the amounts reported in the Total column as calculated in accordance with SEC rules.

(5)	Mr. Davis was appointed interim Chief Executive Officer in July 2024 and was named permanent President and Chief Executive Officer in March 2025.
(6)	Mr. Sheehy resigned as President and Chief Executive Officer and director in July 2024. Mr. Sheehy did not receive any severance benefits in connection with his separation from the Company.

Outstanding Equity Awards at 2024 Fiscal Year-End
The following table shows grants of RSUs outstanding on December 31, 2024, the last day of our fiscal year, for each of our named executive officers.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock Granted That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock Granted That Have Not Vested (#)(2)
Sam Davis	1/24/2024 1/23/2023	100,000 314,940	$ 213,000 $670,822
Eric Gerratt	1/23/2023	400,000	$852,000
James Muchmore	1/23/2023	696,918	$1,484,435
Timothy Sheehy	1/23/2023	0(3)	$0(3)

(1)
RSUs granted to Messrs. Timothy Sheehy vested or vest as follows: (i) 50% on the consummation of the Business Combination; (ii) 20% on January 24, 2024; (ii) 20% on January 24, 2025; and (iii) 10% on January 24, 2026, subject to continued service through the applicable vesting date. However, in April 2024, Mr. Timothy Sheehy returned to the Company the RSUs granted to him, including vested but unsettled awards and unvested awards, which RSUs were contributed back to the 2023 Omnibus Incentive Plan for the benefit of Bridger employees. RSUs granted to Messrs. James Muchmore, Eric Gerratt and Sam Davis in 2023 vested or vest as follows: (i) 10% on the consummation of the Business Combination; (ii) 10% on January 24, 2024; (iii) 10% on January 24, 2025; (iv) 10% on January 24, 2026; (v) 25% on January 24, 2027; (vi) 10% on January 24, 2028; and (vii) 25% on January 24, 2029, subject to continued service through the applicable vesting date. RSUs granted to Mr. Sam Davis in 2024 vested or vest as follows: (i) 25% on January 24, 2025; (ii) 25% on January 24, 2026; (iii) 25% on January 24, 2027; and (iv) 25% on January 24, 2028, subject to continued service through the applicable vesting date.

(2)	The market value of RSUs is calculated using $2.13, the closing trading price of our Common Stock on December 31, 2024.
(3)
In April 2024, Mr. Timothy Sheehy returned to the Company the RSUs granted to him, including vested but unsettled awards and unvested awards, which RSUs were contributed back to the 2023 Omnibus Incentive Plan for the benefit of Bridger employees.

Additional Narrative Disclosure
Employment Agreements
Sam Davis
Mr. Davis does not have an employment agreement with the Company for his position of President and Chief Executive Officer.
Eric Gerratt
Mr. Gerratt accepted an offer of employment letter dated August 21, 2022 that provides for his continued employment as Bridger’s Chief Financial Officer. The offer letter provides that Mr. Gerratt will receive an annual base salary of $425,000. Mr. Gerratt is also entitled to receive a discretionary annual bonus target of 0.75x base salary, with a maximum of 1.5x base salary, as determined by the board of directors of Bridger and based on, but not limited to, a combination of both Company and personal performance. Mr. Gerratt also is eligible for additional equity grants on an annual basis as determined by the board of directors and based on, but not limited to, a combination of both Company and personal performance. He also is eligible to participate in the Company’s other benefits including group health, vision and dental insurance, as well as the Company’s 401k program.
James Muchmore
Mr. Muchmore accepted an offer of employment letter dated January 13, 2023 that provides for his continued employment as Bridger’s Chief Legal Officer. The offer letter provides that Mr. Muchmore will receive an annual base salary of $425,000. Mr. Muchmore is also entitled to receive a discretionary annual bonus target of 0.75x base salary, with a maximum of 1.5x base salary, as determined by the board of directors of Bridger and based on, but not limited to, a combination of both Company and personal performance. Mr. Muchmore also is eligible for equity grants on an annual basis as determined by the board of directors and based on, but not limited to, a combination of both Company and personal performance. He also is eligible to participate in the Company’s other benefits including group health, vision and dental insurance, as well as the Company’s 401k program. The offer letter also provided, in addition to the foregoing, for a one-time cash bonus equal to $848,818.75, which bonus was to be paid no later than July 31, 2023.

401(k) Plan
Bridger maintains a qualified 401(k) savings plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. For calendar year 2024, Bridger provided each of Messrs. Sam Davis, Timothy Sheehy, James Muchmore, and Eric Gerratt with employer matching contributions totaling $8,400, $1,318, $13,800 and $13,800, respectively, as set forth in the “All Other Compensation” column of the 2024 Summary Compensation Table.
Clawback Policy
During fiscal year 2023, the Company adopted the Bridger Aerospace Group Holdings, Policy on Recoupment of Incentive Compensation to comply with SEC and Nasdaq listing rules. Under that policy, the Company is required in certain situations to recoup incentive compensation paid or payable to certain current or former executive officers of the Company, including the named executive officers, in the event of certain accounting restatements.
On July 12, 2024 the Company filed an amendment to its Form 10-K for the year ended December 31, 2023 to amend and restate certain financial information and related footnote disclosures for the year ended December 31, 2023. After applying its recovery policy pursuant to Exchange Act Rule 10D-1(b), the Company determined that no recovery of erroneously awarded compensation was required during or after the Company’s last completed fiscal year because there was no incentive compensation received by executive officers that was based on a financial reporting measure impacted by the restatement.
Director Compensation
Bridger pays its non-employee and non-affiliated directors an annual cash retainer of $100,000 for their services as members of Bridger’s board of directors and pro-rated for any partial year of service. In addition, in September 2024, each of Mr. Drohan, Ms. Fascitelli, Ms. Hayes, Mr. Heller, Mr. Howard, Mr. Savage, and Mr. Schellenberg received equity grants of 38,887 shares of common stock, with a value on the grant date of $100,000. The following table sets forth information for the year ended December 31, 2024 regarding the compensation awarded to Bridger’s non-employee and non-affiliated directors. Todd Hirsch was a Blackstone Inc. appointed director and did not receive any compensation for his services as a member of Bridger’s board of directors. Mr. Kelter did not receive additional compensation for his services as Executive Chairman and a member of the board of directors. Timothy Sheehy and McAndrew Rudisill were employees of Bridger and did not receive additional compensation for their service as a member of the board of directors. Please see the 2024 Summary Compensation Table for the compensation received by Mr. Timothy Sheehy with respect to 2024.
2024 Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Dan Drohan	$50,000	$95,273	$0	$145,273
Elizabeth Fascitelli	$83,333	$95,273	$0	$178,606
Anne Hayes	$100,000	$95,273	$0	$195,273
Dean Heller	$100,000	$95,273	$0	$195,273
Todd Hirsch	$0	$0	$0	$0
Wyman Howard	$100,000	$95,273	$0	$195,273
Jeffrey Kelter	$0	$0	$0	$0
McAndrew Rudisill	$0	$0	$0	$0
Robert Savage	$100,000	$95,273	$0	$195,273
Matthew Sheehy	$0	$0	$0	$0
David Schellenberg	$83,333	$95,273	$0	$178,606
(1)
Each of Mr. Hirsch and Mr. Rudisill resigned from the board of directors, effective May 31, 2024. Mr. Sheehy resigned from the board of directors, effective November 6, 2024. Mr. Drohan was appointed to the board of directors, effective July 1, 2024.

(2)
Amounts reported in this column for 2024 represent the grant date fair value of RSUs calculated in accordance with FASB ASC Topic 708. The grant date fair value of the RSUs is determined based on the closing stock price on the date of grant multiplied by the number of shares subject to the RSU award. As of December 31, 2024, the non-employee directors held unvested RSU awards with respect to the following number of shares: Ms. Hayes, 105,401 shares, and Mr. Howard, 105,401 shares. These amounts do not reflect compensation actually received by the director, and the actual amount of the stock award ultimately realized upon vesting may differ from the aggregate grant date fair value. In April 2024 Mr. Matthew Sheehy returned to the Company all of the RSUs granted to him in connection with the Business Combination, consisting of 1,161,455 unsettled and unvested awards, which RSUs were contributed back to the 2023 Omnibus Incentive Plan for the benefit of Bridger employees.

EQUITY COMPENSATION PLAN INFORMATION
Equity Compensation Plan Information. The following table provides certain information as of December 31, 2024 with respect to the shares of the Company's Common Stock that may be issued under the existing equity compensation plan:

	A	B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Price of Outstanding Options	Number of Securities Remaining Available for future issuances under equity compensation plans (excluding securities reflected in Column A)
Equity Compensation Plans Approved by Shareholders	7,572,484(1)	N/A	8,422,192(2)
Equity Compensation Plans Not Approved by Shareholders	—	N/A	N/A

(1)	Comprised of RSUs which have been granted under the Bridger Aerospace Group Holdings, Inc. 2023 Omnibus Incentive Plan.
(2)
Under the 2023 Omnibus Incentive Plan, stock options, stock appreciation rights, restricted stock, RSUs, and performance awards may be granted to employees, directors and consultants. Amount represents the maximum shares available for future issuances under the 2023 Omnibus Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT
The following table and accompanying footnotes set forth information with respect to the beneficial ownership of Common Stock, as of April 24, 2025, the record date, for (1) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (2) each member of the Board, (3) each of Bridger’s named executive officers and (4) all of the members of the Board and Bridger’s executive officers, as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares of Common Stock issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the beneficial ownership percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the beneficial ownership percentage of any other person. In addition, in calculating percentages of shares of Common Stock owned by any holder of shares of Series A Preferred Stock, we have assumed that particular holder has exercised its conversion rights at a conversion price of $11.00 per share on April 24, 2025 and treated as outstanding the number of shares of Common Stock issuable to that particular holder upon conversion of that particular holder’s shares of Series A Preferred Stock, and we did not assume the conversion or exercise of any other holder’s Series A Preferred Stock in calculating the percentage ownership of any other holder listed below.
As of April 24, 2025, there were outstanding 54,742,646 shares of Common Stock.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned shares of Common Stock.

Name and Address of Beneficial Owner†	Number of Shares of Common Stock	% of Outstanding Shares of Common Stock
Directors and Executive Officers of Bridger
Sam Davis	96,108	*
Dan Drohan	274,181	*
Elizabeth Fascitelli	139,897	*
Eric Gerratt	101,791	*
Anne Hayes	65,237	*
Dean Heller	233,323	*
Wyman Howard	65,237	*
Jeffrey E. Kelter(1)	3,778,044	6.56%
James Muchmore(2)	2,169,050	3.96%
Meghan Pasricha	0	*
Robert F. Savage(3)	3,715,921	6.46%
David Schellenberg	38,887	*
All Directors and Executive Officers of Bridger as a Group (12 individuals)	10,677,675	19.51%
Other 5% Stockholders
Avenue Capital(4)	3,531,720	6.06%
Barings LLC(5)	5,591,890	9.27%
Blackstone(6)	9,624,610	17.58%
JPMorgan Chase Funding Inc.(7)	22,661,870	29.28%
Timothy Sheehy(8)	9,444,018	17.25%

*	Denotes less than 1%.
†	Unless otherwise noted, the business address of each of the following individuals is c/o Bridger Aerospace Group Holdings, Inc., 90 Aviation Lane, Belgrade, MT 59714.

(1)
Consists of (a) 228,224 shares of Common Stock and 470,000 shares of Common Stock underlying warrants, held directly, (b) 527,800 shares of Common Stock and 2,350,000 shares of Common Stock underlying warrants, held through Windy Point Investments LLC (“Windy Point”), for which Mr. Kelter has shared authority to direct the voting and disposition of the Common Stock, and (c) 202,020 shares of Common Stock, held through K5 Equity Capital Holdings, LLC (the “Fund”) Because of the relationship of Mr. Kelter to Windy Point, Mr. Kelter may be deemed to beneficially own the shares of Common Stock held by Windy Point. Kelter Family Investments LLC (“KFI”) is the manager of the Fund. Mr. Kelter is the manager of KFI. Mr. Kelter may be deemed to be the indirect beneficial owner of the securities reported by the Fund by reason of his ability to direct the vote and/or disposition of such securities, and his pecuniary interest in such shares (within the meaning of Rule 16a-1(a) under the Exchange Act) is a fractional interest in such amount. The address of the principal business office of Mr. Kelter is 386 Park Avenue South, FL 20, New York, NY 10016. The business address of Windy Point and the Fund is c/o KSH Capital LP, 386 Park Avenue South, FL 20, New York, NY 10016.

(2)	Consists of 1,986,345 shares of Common Stock held by Black River Group LLC, which is managed by Mr. Muchmore, and 182,705 vested RSUs.
(3)
Consists of (a) 267,111 shares of Common Stock and 470,000 shares of Stock underlying Warrants held directly, (b) 527,800 shares of Common Stock and 2,350,000 shares of Common Stock underlying Warrants, held through 656 Investors LLC (“656 Investors”), for which Mr. Savage has shared authority to direct the voting and disposition of the Common Stock, (c) 50,505 shares of Common Stock, held through Madeleine Savage 2021 Trust (“Madeleine Trust”), for which Mr. Savage has shared authority to direct the voting and disposition of the Common Stock, and (d) 50,505 shares of Common Stock, held through Sophie Savage 2021 Trust (“Sophie Trust”), for which Mr. Savage has shared authority to direct the voting and disposition of the Common Stock. Because of the relationship of Mr. Savage to 656 Investors, Madeleine Trust, and Sophie Trust, Mr. Savage may be deemed to beneficially own the shares of Common Stock held by 656 Investors, Madeleine Trust, and Sophie Trust. The address of the principal business office of Mr. Savage is 386 Park Avenue South, FL 20, New York, NY 10016. The business address of 656 Investors is c/o KSH Capital LP, 386 Park Avenue South, FL 20, New York, NY 10016. The business address of Madeleine Trust and Sophie Trust is c/o KSH Capital LP, 200 Bellevue Parkway, Suite 250, Wilmington, DE 19809.

(4)
Consists of 31,578.947368 shares of originally-issued and since accreted Series A Preferred Stock that are convertible at the election of the holder into shares of Common Stock pursuant to the terms of such Series A Preferred Stock. These shares are held by ASSF Holdings, L.P., which is 100% owned by Avenue Sustainable Solutions Fund, L.P. (“ASSF”). Avenue Capital Management II, L.P. (“ACMII”) serves as the investment manager of ASSF. ACMII may be deemed to have or to share voting and investment power with respect to the shares held by ASSF. Avenue Capital Management II GenPar, LLC is the general partner of ACMII. Marc Lasry is the managing member of Avenue Capital Management II GenPar, LLC. Marc Lasry may be deemed to be the indirect beneficial owner of the securities reported by ASSF by reason of his ability to direct the vote and/or disposition of such securities, and his pecuniary interest in such shares (within the meaning of Rule 16a-1(a)(2) under the Exchange Act) is a fractional interest in such amount. The business address for the foregoing entities and person is 11 West 42nd Street, 9th Floor, New York, New York 10036.

(5)
Consists of 4,250.000000 shares of Series A Preferred Stock held by Barings SS4 (LUX) LLC; 750.000000 shares of Series A Preferred Stock held by Barings Global Special Situations Credit Fund 4 (Delaware), L.P.; 14,618.000000 shares of Series A Preferred Stock held by Barings BDC, Inc.; 7,309.000000 shares of Series A Preferred Stock held by Barings Capital Investment Corporation; 17,725.000000 shares of Series A Preferred Stock held by Barings Private Credit Corporation; 365.000000 shares of Series A Preferred Stock held by Barings Corporate Investors; 183.000000 shares of Series A Preferred Stock held by Barings Participation Investors; and 4,800.000000 shares of Series A Preferred Stock held by Martello Re Limited, all of which are convertible at the election of the holder into shares of Common Stock pursuant to the terms of such Series A Preferred Stock. Barings LLC is a registered investment adviser and serves as the investment adviser to the entities and/or funds included in the prior sentence, and therefore has the power to vote and dispose of the aggregate of such shares of Series A Preferred Stock. Bryan High is the head of the investment team at Barings LLC that manages the shares of Series A Preferred Stock held by such Barings entities and/or funds. Each of Barings LLC and Mr. High expressly disclaims beneficial ownership of any securities reported herein except to the extent Barings LLC and Mr. High exercises voting or dispositive power with respect to such securities. The business address of Barings LLC and Mr. High is 300 South Tryon, Suite 2500, Charlotte, NC 28202.

(6)
Consists of 9,389,895 shares of Common Stock held by BTO Grannus Holdings IV – NQ LLC (“BTO Grannus IV”), 162,194 shares of Common Stock held by Blackstone Tactical Opportunities Fund – FD L.P. (“BTOF FD”) and 72,521 shares of Common Stock held by Blackstone Family Tactical Opportunities Investment Partnership III – NQ – ESC L.P. (“BFTOIP III”).

BTO Grannus IV is managed by Grannus Holdings Manager – NQ L.L.C. and Blackstone Tactical Opportunities Advisors L.L.C. is the investment adviser to BTO Grannus IV. The managing member of Blackstone Tactical Opportunities Advisors L.L.C. is Blackstone Intermediary Holdco L.L.C. The sole member of Blackstone Intermediary Holdco L.L.C. is Blackstone Securities Partners L.P. The general partner of Blackstone Securities Partners L.P. is Blackstone Advisory Services L.L.C. The sole member of Blackstone Advisory Services L.L.C. is Blackstone Holdings I L.P.
The general partner of BFTOIP III is BTO – NQ Side-by-Side GP L.L.C. The sole member of BTO-NQ Side-by-Side GP L.L.C. is Blackstone Holdings II L.P. The general partner with management authority over BTOF FD with respect to Common Stock held thereby is Blackstone Tactical Opportunities Associates III – NQ L.P. The general partner of Blackstone Tactical Opportunities Associates III – NQ L.P. is BTO DE GP – NQ L.L.C. The managing member of BTO DE GP – NQ L.L.C. is Blackstone Holdings II L.P.
The general partner of Blackstone Holdings I L.P. and Blackstone Holdings II L.P. is Blackstone Holdings I/II GP L.L.C. The sole member of Blackstone Holdings I/II GP L.L.C. is Blackstone Inc. The sole holder of the Series II preferred stock of Blackstone Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman.
Each of the Blackstone entities described in this footnote and Mr. Schwarzman (other than to the extent it or he directly holds securities as described herein) may be deemed to beneficially own the securities directly or indirectly controlled by such Blackstone entities or him, but each disclaims beneficial ownership of such securities. The business address of each of such Blackstone entities and Mr. Schwarzman is c/o Blackstone Inc., 345 Park Avenue, New York, New York 10154.
(7)
Consists of 202,631.578948 shares of Series A Preferred Stock that are convertible at the election of the holder into shares of Common Stock pursuant to the terms of such Series A Preferred Stock. JPMorgan Chase Funding Inc. is a wholly-owned subsidiary of publicly traded JPMorgan Chase & Co., the board of directors and chief executive officer of which are identified in JPMorgan Chase & Co.’s filings with the SEC. The business address for JPMorgan Chase Funding Inc. is 383 Madison Avenue, New York, NY 10179.

(8)
Consists of 263,833 shares of Common Stock held directly, 2,182,419 shares of Common Stock held by Turtle Lake Holding Company, LLC, 6,045,985 shares of Common Stock held by the Timothy P. Sheehy Revocable Trust, and 951,781 shares of Common Stock held by ElementCompany, LLC. Turtle Lake Holding Company, LLC is managed by Mr. Timothy Sheehy, and Mr. Timothy Sheehy is the trustee of the Timothy P. Sheehy Revocable Trust. ElementCompany, LLC is co-managed by Mr. Matthew Sheehy and Mr. Timothy Sheehy, each of whom are deemed to be beneficial owners of the shares of Common Stock held by ElementCompany, LLC. Per applicable SEC rules, the shares beneficially owned by ElementCompany, LLC are listed as being beneficially owned by both Mr. Matthew Sheehy and Mr. Timothy Sheehy, as each of these individuals serve as co-managers of ElementCompany, LLC.

STOCKHOLDER NOMINATIONS AND PROPOSALS
Our stockholders are entitled to present proposals for action at a forthcoming stockholder meeting if they comply with the requirements of our Charter, our Bylaws, and the rules established by the SEC.
Under Rule 14a-8 under the Securities Exchange Act of 1934, if you want us to include a proposal in the proxy materials for our 2026 Annual Meeting of Stockholders, we must receive the proposal at our executive offices at Bridger Aerospace Group Holdings, Inc., 90 Aviation Lane, Belgrade, Montana 59714, no later than December 30, 2025.
Pursuant to our Bylaws, a stockholder proposal of business submitted outside of the process established in Rule 14a-8 and nominations of directors must be received no earlier than February 5, 2026 and not later than March 7, 2026 and must otherwise comply with the requirements set forth in our Bylaws. Any proposal or nomination should be addressed to the attention of our Chief Legal Officer, and we suggest that it be sent by certified mail, return receipt requested.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Bridger’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 6, 2026.
OTHER MATTERS
We have no knowledge of any other matters that may come before the Annual Meeting and do not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment, our representatives will have the discretion to vote as they see fit unless directed otherwise.
If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, we will cancel your previously submitted proxy.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V73578-P31552 ! ! For Against Abstain ! ! ! ! ! BRIDGER AEROSPACE GROUP HOLDINGS, INC. 90 AVIATION LANE BELGRADE, MONTANA 59714 BRIDGER AEROSPACE GROUP HOLDINGS, INC. Nominees: 2. To ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. NOTE: The proxies are authorized to vote at their discretion upon any other matter that may properly come before the meeting or any adjournment or postponement thereof. 1. To elect two Class III directors to serve until the 2028 Annual Meeting of Stockholders. The Board of Directors recommends you vote FOR the following proposals: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1a. Jeffrey Kelter 1b. Meghan Pasricha For Withhold SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 4, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BAER2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 4, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V73579-P31552 Continued and to be signed on reverse side BRIDGER AEROSPACE GROUP HOLDINGS, INC. ANNUAL MEETING OF STOCKHOLDERS June 5, 2025 10:00 AM MOUNTAIN TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Eric Gerratt and James Muchmore, and each of them, as proxies with power to act without the other and with power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot and in their discretion upon such other business as may properly come before the meeting, all of the shares of Common Stock of BRIDGER AEROSPACE GROUP HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM Mountain Time on June 5, 2025, at www.virtualshareholdermeeting.com/BAER2025 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If this proxy is properly executed but no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations and in the discretion of the individuals named above upon such other business as may properly come before the meeting. This proxy is solicited pursuant to a separate Notice of Annual Meeting and proxy statement, receipt of which is hereby acknowledged. This proxy should be voted by internet, mail, or telephone in time to be received no later than 11:59 p.m. Eastern Time on Wednesday, June 4, 2025. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 10-K are available at www.proxyvote.com.